UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)

(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Agreement
On October 28, 2013, David Garner resigned as Board Chair of SITEL Worldwide Corporation (the “Company”). Mr. Garner will continue to serve as a member of the board of directors (the “Board”) of the Company. In connection with Mr. Garner’s resignation, on October 28, 2013, the Company entered into a new director agreement with (the “Director Agreement”) with Mr. Garner, providing that for service as a director on the Board, Mr. Garner will receive annual director compensation of $125,000, payable $62,500 in cash and the remainder in shares of Company Class A Common Stock issued at the then fair market value. In addition, Company directors are reimbursed for their business expenses related to their attendance at Company meetings, including room, meals and transportation to and from board meetings. A copy of the Director Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the material terms of the Director Agreement is qualified in its entirety by reference to such exhibit.
Seth Mersky assumed the role of Chairman of the Board of the Company upon Mr. Garner’s resignation. Mr. Mersky is a Managing Director of Onex Corporation.
Amended Employment Agreements
On November 1, 2013, the Company entered into an Amended Management Employment Agreement (the “Amended Employment Agreement”) with David L. Beckman, Jr. The Amended Employment Agreement was entered into in order to move Mr. Beckman to the standardized form of employment agreement for each of our other executive officers. In general, the Amended Employment Agreements did not modify salary, bonuses, or benefits but did modify the severance period in the event of a without cause/good reason termination (as those terms are defined in the Amended Employment Agreement). A copy of the Amended Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the material terms of the Amended Employment Agreement is qualified in its entirety by reference to such exhibit.
Restricted Stock Grants
In connection with entry into the Amended Employment Agreement, the Company also awarded Class A Common Stock (the “Shares”) of the Company to Mr. Beckman. pursuant to the terms of a Restricted Stock Grant Plan and Agreement (the “Grant Agreement”). The Shares will generally begin to vest upon the first to occur of (i) a change in control and (ii) the Company’s stock being listed on a national stock exchange (either, a “Liquidity Event”), in either case, occurring within six years of the date of the Grant Agreement and only if the “Adjusted EBITDA Threshold” (as defined in the Grant Agreement”) has been met; provided that Mr. Beckman is still employed by the Company at such time (except as set forth below). If the triggering Liquidity Event is the Shares becoming freely tradeable, the Shares will vest in four increments of 25% each, upon the initial Liquidity Event and the next three anniversaries thereof if Mr. Beckman remains an employee of the Company; provided, however, that in the event Onex ClientLogic Holdings, LLC or their affiliates (“Onex”) sell more than 25% of their ownership of the Company, then the vestednumber of Shares shall at all times at least be equal to the ownership percentage that Onex has sold. If the Liquidity Event is a change of control, 100% of the Shares will vest upon the change of control. If Mr. Beckman is terminated without cause, resigns with good reason or is terminated due to death or disability within six months of a Liquidity Event, his shares will still be eligible to vest upon the Liquidity Event. To the extent that Shares do not vest upon a Liquidity Event because the applicable Adjusted EBITDA Threshold has not been satisfied, such shares will vest if and when the Adjusted EBITDA Threshold is eventually satisfied. All unvested Shares will be forfeited upon Mr. Beckman’s termination for cause or resignation without good reason.
A copy of the Grant Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the material terms of the Grant Agreements is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Director Agreement, dated as of October 28, 2013, between SITEL Worldwide Corporation and David Garner.
10.2	Amended Management Employment Agreement, dated as of November 1, 2013, between Sitel Operating Corporation and David L. Beckman, Jr.
10.3	Restricted Stock Grant Plan and Agreement, dated as of November 1, 2013, between SITEL Worldwide Corporation and David L. Beckman, Jr.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: /s/ David Beckman Name: David Beckman Title: Chief Legal Officer and Secretary

Date:	November 1, 2013

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Director Agreement, dated as of October 28, 2013, between SITEL Worldwide Corporation and David Garner.
10.2	Amended Management Employment Agreement, dated as of November 1, 2013, between Sitel Operating Corporation and David L. Beckman, Jr.
10.3	Restricted Stock Grant Plan and Agreement, dated as of November 1, 2013, between SITEL Worldwide Corporation and David L. Beckman, Jr.

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